SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          Form 8-K

                       CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                         ACT OF 1934

Date of Report (Date of earliest event reported) October 11,2005



               KENNETH COLE PRODUCTIONS, INC.
    (Exact name of registrant as specified in its charter)

               Commission File Number 1-13082


                New York                   13-3131650
(State or other jurisdiction of                   I.R.S.
Employer incorporation or organization)             (Identification Number)

               603 West 50th Street, New York, NY 10019
               (Address of principal executive offices)

Registrant's telephone number, including area code (212) 265-1500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 11, 2005, Kenneth Cole Productions, Inc. (the "Company") announced that Susan Q. Hudson, Senior Vice President of the Company's Wholesale businesses has decided to leave the Company,effective January 15, 2006,
to pursue other opportunities.   Ms.Hudson and the Company
entered into a letter agreement (the "Letter Agreement") relating to the termination of her employement.

The Letter Agreement provides that Ms. Hudson is entitled to receive the following benefits, among others:

     - a currentlump sum payment of $200,000 upon the execution and effectiveness of a general release in favor of the Company;
     - a bonus payment of $56,000 for service in 2005, payable on or about March 1, 2006;
     - the continuation of her salary at a reduced rate of $9,615.38 bi-weekly through January 15, 2007; and
     - the continuation of health benefits until the earlier of January 15, 2007 or the date she becomes eligible for coverage with another employer.



In addition, her existing stock options and restricted stock continue to vest until the earlier of January 15, 2007 or the date she becomes employed with another employer. Ms. Hudson agreed not to compete with the Company for six months following termination and not to solicit any employees for 24 months termination.



                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.


                              Kenneth Cole Productions, Inc.
                              Registrant



Dated: October 17, 2005       By:     /s/ DAVID P.EDELMAN
                              Name: David P. Edelman
                              Title:   Chief FinancialOfficer